                                                                   EXHIBIT 10.24
                                                                   -------------

                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT, made and entered into as of December 1, 1996, by and between Access Health, Inc., a Delaware corporation (together with its Successors and Assigns permitted under this agreement, the "Company"), and Thomas E. Gardner (the "Executive"),

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Executive has been employed as President and Chief Operating Officer of the Company;

     WHEREAS, the Company desires that the Executive also be employed as Chief Executive Officer of the Company; and

     WHEREAS, the Company desires to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to enter into the Agreement and to accept such employment, subject to the terms and provisions of the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

          1.   Definitions.
               -----------

               (a) "Affiliate" of a Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with the Person specified.

               (b) "Base Salary" shall mean the salary provided for in Section 4 below, including any increased salary granted to the Executive pursuant to
Section 4.

               (c)  "Board" shall mean the Board of Directors of the Company.

               (d)  "Cause" shall mean:

                    (i)   the Executive is convicted of a felony;

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                    (ii)  a failure, which is continued, willful and
unreasonable, by the Executive to substantially perform his principal duties under this Agreement (other than as a result of physical or mental disability) after thirty (30) days written notice from the Company specifying the nature of the Executive's failure and demanding that such failure be cured;

                    (iii) continued, willful and unreasonable breach by the Executive of his obligations under the Confidentiality Agreement between himself and the Company that is attached as Exhibit F after thirty (30) days written notice from the Company specifying the nature of the Executive's breach and demanding that such breach be cured;

                    (iv) one or more acts of deliberate dishonesty committed by the Executive and resulting in substantial wrongful personal gain, or personal enrichment, to the Executive at the Company's expense; or (v) conduct by the Executive that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed reasonably and in good faith that such act or nonact was in or not opposed to the best interests of the Company, provided that the foregoing exception based on the
                          -------- ----
Executive's reasonable good faith belief shall not apply if such act or nonact directly contravened a duly adopted Board resolution known to the Executive.

               (e) "Change in Control" shall mean the occurrence of any of the following events:

                    (i) any "person," as that term is currently used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as that term is currently used in Rule 13d-3 promulgated under that act, of 45% or more of the Voting Stock of the Company;

                    (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to that date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                    (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                    (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction or series of related transactions (unless the Stockholders of the Company immediately prior to such merger, consolidation or other transaction or series of related transactions beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, at least 55% of the Voting Stock (including at least 55% of the general voting power as described in Section 1(r)) or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

                    (v) The Company combines with another company and is the surviving corporation and, immediately after the combination, the Stockholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the Voting Stock (or less than 50% of the general voting power as described in Section 1(r)) of the combined company (there being excluded from the number of shares held by such Stockholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

               (f) "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

               (g) "Competing Enterprise" shall mean any enterprise that is principally engaged in providing personal health management products and services of the kind provided by the Company at the end of the Term of Employment and that is in direct competition with the Company.

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               (h)  "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in Sections 9(d) and 9(g) following the occurrence of one or more of the following events without the Executive's prior written consent:

                    (i) any reduction in the Executive's then current Base Salary; any reduction in the Executive's on-plan target bonus opportunity under any applicable annual incentive award plan below the minimum opportunity set forth herein; or any material reduction in any employee benefit or perquisite available to the Executive (unless a comparable benefit or perquisite is substituted or the reduction is part of an across-the-board reduction of such benefit or perquisite applying to all senior executives of the Company);

                    (ii) any material diminution in the Executive's duties or responsibilities, or the assignment to the Executive of duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, his duties and responsibilities as set forth in
Section 3, or the loss of any of the Executive's titles or positions as set forth in Section 3 (other than his title and position as Chief Operating Officer), or any failure to elect, or continue, the Executive as a member of the Company's Board of Directors;

                    (iii) any relocation of the Company's principal office, or of the Executive's own office location as assigned to him by the Company, to a location more than 25 miles from Rancho Cordova, California;

                    (iv) any material breach of this Agreement by the Company (including without limitation any termination, or purported termination, of this Agreement (as distinguished from the Executive's employment) by the Company); or

                    (v) any failure by the Company to obtain the assumption writing of its obligation to perform all aspects of this Agreement by any Successor or Assign within 15 days after a merger, consolidation, sale of assets or similar transaction.

               (i) "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of one hundred and twenty (120) consecutive days.

               (j)  "Effective Date" shall mean September 1, 1996.

               (k) "Employee Benefit Plan" shall mean any employee benefit plan or program made available to the Executive, to the Company's senior executives, or to the Company's employees generally (including without limitation any pension, profit sharing, savings, severance, employee stock purchase, 401(k), or retirement plan, any medical, dental, hospitalization, disability, life, split-dollar life, vision, accidental death, dismemberment, travel or accident plan or program, and any plan or program that would currently be classified as an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that may be provided or sponsored by the Company from time to time, including any plan or program that supplements or succeeds the above described types of plans or programs, whether funded or unfunded.

               (l) "Employee Welfare Benefit Plan" shall mean any medical, dental, hospitalization, disability, life, split-dollar life, vision, accidental death, dismemberment, travel or accident plan or program made available to the Executive, to the Company's senior executives, or to the Company's employees generally.

               (m) "Person" shall mean any individual, corporation, partnership, joint venture, trust, Employee Benefit Plan, estate, board, committee, agency, body, or other person or entity.

               (n) "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, or other.

               (o) "Stockholders" shall mean the "beneficial owners" (as that term is defined in Section 1(e)(i)) of the Voting Stock of the Company.

               (p) "Stock of the Company" shall mean Voting Stock of the Company.

               (q)  "Successors and Assigns" shall mean:

                    (i) with respect to the Company, any Person who (A) succeeds to the Company's obligations under this Agreement, whether contractually or by operation of law, (B) is the surviving company in any merger, consolidation, reorganization, or other amalgamation with the Company, or (C) acquires all or substantially all of the business or assets of the Company; and

                    (ii) with respect to the Executive, any person who is a beneficiary, executor, administrator, designee, distributee, devisee, legatee, heir, representative, assignee, or other successor.

               (r) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

               (s)  "Term of Employment" shall mean the period specified in
Section 2.

          2.   Term of Employment.
               ------------------

               The Company hereby employs the Executive under this Agreement, and the Executive hereby accepts such employment under this Agreement, for the period commencing September 1, 1996 and ending on September 1, 2006, unless the
                                                                     ------
Executive's employment has previously been terminated in strict accordance with
Section 9 of this Agreement.

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          3.   Position, Duties and Responsibilities.
               -------------------------------------

               Commencing as of the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as Chief Executive Officer and President of the Company and shall have the authority, duties and responsibilities customarily exercised by an individual serving in those positions at a company the size and nature of the Company, and shall perform such duties relating to the management and operation of the Company, consistent with his position as President and Chief Executive Officer, as may from time to time be assigned to him by the Board. The Executive shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the forgoing duties and responsibilities. During the Term of Employment, the Executive shall devote substantially all of his working time and efforts to the affairs of the Company; provided, however that he may also (i) serve on the boards of a reasonable number of other business entities, trade associations and/or charitable organizations (including, without limitation, those listed in Exhibit A), (ii) engage in charitable activities and community affairs, and (iii) manage his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement. At all times during the Term of Employment, the Executive shall be a member of the Board and shall report solely and directly to the Board. The Executive shall also serve as Chief Operating Officer of the Company until a successor, approved by the Board of Directors, is appointed to that position.

          4.   Base Salary.
               -----------

               Commencing as of the Effective Date, the Executive shall receive an annualized Base Salary of $300,000, payable in accordance with the regular payroll practices of the Company. The Executive's Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board. The Executive's Base Salary may not be decreased at any time during the Term of Employment (including, without limitation, for the purpose of calculating termination payments under Section 10).

          5.   Annual Incentive Awards.
               -----------------------

               During the Term of Employment, the Executive shall participate in any annual incentive award plan of the Company at a level commensurate with his positions and responsibilities at the Company. Under such Plans (and this Agreement), the Executive shall have an on-plan target bonus opportunity each year of at least 60% of his annualized current Base Salary, payable in that amount if the performance goals established for the relevant year are met. If such performance goals are not met, the Executive shall receive a lesser amount (or nothing) as determined in accordance with applicable guidelines. If such performance goals are exceeded, the Executive may receive a greater amount as determined in accordance with applicable guidelines. The Executive shall be paid his annual incentive award no later than other senior executives are paid their incentive awards. For the first annual award cycle that ends during the Term of Employment, the Executive shall receive a pro-rata annual incentive award, otherwise determined in accordance with this Section, based on the ratio of the number of days he was employed by the Company during the annual award cycle to the total number of days in the annual award cycle.

          6.   Long-Term Incentive and Compensation Plans.
               ------------------------------------------

               (a)  General.  During the Term of Employment, the Executive
                    -------
shall be eligible to participate in all long-term compensation or incentive plans that the Company may from time to time establish, at a level commensurate with his positions and responsibilities at the Company.

               (b)  Stock Option Awards.
                    -------------------

                    (i) The Company has granted the Executive (A) an option, in the form attached hereto as Exhibit B, to purchase 230,000 shares of registered Stock of the Company (the "Current Option") and (B) an additional option, in substantially the form attached hereto as Exhibit C, to purchase 250,000 shares of registered Stock of the Company (the "New Option"). The term of the New Option is ten years, and the exercise price of the New Option is the fair market value of the Stock of the Company on the date of grant. Except as otherwise provided in Sections 9 and 10 of this Agreement, the New Option shall become fully vested, fully exercisable, and fully nonforfeitable on May 8, 1997 with respect to 20% of the Stock of the Company subject to the New Option, and shall become fully vested, fully exercisable, and fully nonforfeitable with respect to an additional 20% of the Stock of the Company subject to the New Option on each of the first four anniversaries of that date. In the event of any inconsistency between the provisions of this Agreement and the provisions of the option agreements whose forms are attached as Exhibits B and C, the provisions of this Agreement, to the extent more favorable to the Executive, shall control.

               (c)  Restricted Stock Award.  The Company has granted the
                    ----------------------
Executive an award of 2,000 shares of restricted Stock of the Company in the form attached hereto as Exhibit D. Fifty percent (50%) of this Award irrevocably vests, and becomes non-forfeitable, on the first anniversary of the Executive's employment by the Company, and the remainder irrevocably vests, and becomes non-forfeitable, on the second anniversary of the Executive's employment by the Company.

          7.   Employee Benefit Programs.
               -------------------------

               During the Term of Employment, the Executive shall participate in all Employee Benefit Plans for which he is eligible, at a level commensurate with his positions and responsibilities at the Company, other than those in which he elects not to participate by written notice to the Company. During the Term of Employment, no benefit otherwise available to the Executive under any such plan or program shall be materially reduced without the Executive's advance written consent, other than as part of an across-the-board reduction applying to all senior executives of the Company. The Executive shall also be entitled to all post-retirement welfare benefits (if any) as are made available by the Company to its senior executives, at a level commensurate with his positions and responsibilities at the Company.

          8.   Reimbursement of Business and Other Expenses; Perquisites;
               ----------------------------------------------------------
Vacations.
---------

               (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all such business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay the legal expenses incurred by the Executive in connection with this Agreement up to $50,000.00.

               (b) During the Term of Employment, the Executive shall be entitled to participate in all executive fringe benefits and perquisites, at a level commensurate with his positions and responsibilities at the Company and in accordance with the terms and conditions for such benefits and perquisites that are in effect from time to time for the Company's senior executives. The Executive shall, in any event, receive a monthly automobile allowance from the Company of no less than $850.00 per month. He shall also receive, in any event,
(i) prompt cash reimbursement (in return for a note (or notes) (the "Note") for all reasonable expenses incurred in moving his household goods and other personal property to his new California home and for all selling commissions and other reasonable costs incurred in selling his New Jersey home; (ii) prompt cash reimbursement for reasonable temporary living expenses in the Sacramento area for up to twelve months commencing on his first day of employment with the Company; and (iii) a payment sufficient to satisfy all tax obligations relating to any reimbursement, benefit or payment he receives under this sentence, provided that payment under this clause (iii) shall not exceed $35,000. The Note referred to in clause (i) of the preceding sentence shall bear no interest, and the principal balance shall be forgiven ratably over a period of 24 months. If the Executive's employment is terminated for Cause (as defined herein) or is terminated voluntarily by the Executive prior to the completion of 24 months of employment, the Executive shall repay the unforgiven balance of the Note.

          (c)  The Executive shall accrue vacation and sick leave at a rate of
7.70 hours per two-week pay period.

          9.   Termination of Employment.
               -------------------------

               (a)  Termination Due to Death.  If the Executive's employment is
                    ------------------------
terminated due to his death, his estate or his beneficiaries (as the case may be) shall be promptly entitled to:

                    (i) Base Salary, at his then current rate, through the date of his death;

                    (ii) a pro rata annual incentive award for the year in which his death occurs based on his on-plan target bonus for such year, payable in a lump sum promptly upon his death, but offset dollar-for-dollar by any amount paid under Section 9(a)(v) as an annual incentive award for the year in which his death occurs;

                    (iii) the continued right to exercise any vested stock option outstanding on the date of his death for 12 months after that date;

                    (iv) full vesting, full transferability, and full nonforfeitability, as of the date of his death, for the restricted stock award referred to in Section 6(c);

                    (v) the balance of any incentive awards earned (but not yet paid);

                    (vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7 or 8;

                    (vii) other or additional benefits in accordance with applicable plans and programs of the Company.

               (b)  Termination Due to Disability. If the Executive's employment
                    -----------------------------
is terminated due to his Disability, he shall be promptly entitled to the following:

                    (i) Base Salary, at his then current rate, through the date of termination;

                    (ii) all disability benefits under any plan or program of the Company;

                    (iii) a pro-rata annual incentive award for the year in which termination due to Disability occurs based on his on-plan target bonus for such year, payable in a lump sum promptly upon termination, but offset dollar-for-dollar by any amount paid under Section 9(b)(vi) as an annual incentive award for the year in which his termination due to Disability occurs;

                    (iv) the continued right to exercise any vested stock option outstanding on the date of termination for 12 months after that date;

                    (v) full vesting, full transferability, and full nonforfeitability, as of the date of termination, for the restricted stock award referred to in Section 6(c);

                    (vi) the balance of any incentive awards earned (but not yet paid);

                    (vii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7 or 8 above;

                    (viii) continued coverage, for 24 months after the date of termination, under each Employee Welfare Benefit Plan of the Company in which he was participating on the date of termination, with no reduction in benefits and no increase in cost to the Executive; and

                    (ix) other or additional benefits in accordance with applicable plans and programs of the Company.

               (c)  Termination by the Company for Cause.
                    ------------------------------------

                      (i) No termination for Cause shall be effective unless the provisions of this paragraph (i) shall have been complied with. The Board shall give the Executive written notice of its intention to terminate him for Cause, such notice (A) to state in reasonable detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such circumstances. The Executive shall have 10 days after receiving such notice in which to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds to the Board's reasonable satisfaction, the Executive shall then be entitled to present his position at a meeting (A) of a quorum of the Board or (B) of the entire Compensation Committee, at the Company's option. Such meeting shall be held within thirty (30) days of his receiving such notice. If, within five days following such meeting, the Board gives written notice to the Executive confirming that, in its judgment, Cause for terminating him on the basis set forth in the original notice exists, he shall thereupon be terminated for Cause, subject to review in accordance with the provisions of Section 21.

                      (ii) If the Company terminates the Executive's employment for Cause, he shall be promptly entitled to:

                              (A)  Base Salary, at his then current rate,
through the date of his termination;

                              (B)  the balance of any incentive awards earned
(but not yet paid);

                              (C)  the right to exercise any stock option to the
extent provided in any applicable stock option agreement or plan;

                              (D)  any amounts earned, accrued or owing to the
Executive but not yet paid under Section 7 or 8; and

                              (E)  other or additional benefits in accordance
with applicable plans and programs of the Company.

               (d)  Termination Without Cause or Constructive Termination
                    -----------------------------------------------------
Without Cause. If the Company terminates the Executive's employment without
-------------
Cause (other than due to Disability or death) or if there is a Constructive Termination Without Cause, the Executive shall be promptly entitled to:

                    (i) Base Salary, at his then current rate, through the date of termination;

                    (ii) an amount equaling 125% of the sum of (A) his annualized Base Salary on the termination date and (B) his on-plan target bonus award for the year in which he is terminated, disregarding in each case any reduction that is a basis for a Constructive Termination Without Cause and with the entire amount payable in a lump sum promptly upon termination;

                    (iii) a pro rata annual incentive award for the year in which termination occurs based on his on-plan target bonus for such year, payable in a lump sum promptly upon termination;

                    (iv) the right to exercise, at any time during the twelve month period that begins on the date of termination (the "Twelve Month Period"), that portion of any then outstanding stock option that (A) is exercisable on the date of termination, or (B) is scheduled to become exercisable at any time during the Twelve Month Period, any such portion to become, and remain, fully vested and fully nonforfeitable throughout the Twelve Month Period;

                    (v) full vesting, full transferability, and full nonforfeitability, as of the date of termination, for the restricted stock award referred to in Section 6(c);

                    (vi) the balance of any incentive awards earned (but not yet paid);

                    (vii) any amounts earned, accrued or owing to the Executive, but not yet paid, under Section 7 or 8;

                    (viii) continued coverage under each Employee Welfare Benefit Plan of the Company in which he was participating on the date of his termination for 24 months following that date, at no increase in cost to the Executive, provided that the Company's obligations under this clause shall be reduced to the extent that the Executive receives similar coverage and benefits under the plans of a subsequent employer; and

                    (ix) other or additional benefits in accordance with applicable plans and programs of the Company.

               (e)  Voluntary Termination by the Executive.  If the Executive
                    --------------------------------------
terminates his employment on his own initiative, other than due to death, Disability or a Constructive Termination Without Cause, he shall have the same entitlements as provided in Section 9(c)(ii) above for a termination for Cause. A voluntary termination under this Section 9(e) shall be effective 30 days after the Executive gives written notice thereof to the Company and shall not be deemed a breach of this Agreement.

               (f)  Termination at Will by the Company.  In cases not governed
                    ----------------------------------
by Sections 9(a) or 9(b), the Company may terminate the Executive's employment without Cause by giving written notice thereof to the Executive. Such a termination shall be effective 30 days after the Executive receives such written notice, and shall not constitute a breach of this Agreement. The consequences of such a termination shall be governed by other provisions of this Agreement, including, without limitation, Section 9(d).

               (g)  Notice of Termination.  No termination of the Executive's
                    ---------------------
employment, other than a termination due to death, shall be effective before the terminating Party gives the other Party written notice of termination identifying the grounds for the termination. No termination of the Executive's employment for Constructive Termination Without Cause shall be effective unless
(i) the Executive, within ninety (90) days of learning of the event(s) on which such termination is based, gives written notice to the Company identifying such event(s) with reasonable specificity and requesting cure, (ii) the Company fails to fully cure such event(s) within 30 days after the Executive gives such notice, and (iii) the Executive gives written notice of such termination to the Company within one hundred and fifty (150) days of learning of such event(s).

               (h)  Employee Welfare Benefit Plans.  If after any termination
                    ------------------------------
for Disability, termination without Cause, or Constructive Termination Without Cause, the Executive or members of his family are precluded from continuing full participation in any benefit under any Employee Welfare Benefit Plan as provided in Sections 9(b)(viii) or 9(d)(viii), then the Company shall provide the after-tax economic equivalent of any benefit forgone. The economic equivalent of any benefit foregone shall be deemed to be no less than the total cost to the Executive of obtaining such benefit on an individual basis. Payment of such after-tax economic equivalent shall be made quarterly in advance, without discount.

               (i)  No Mitigation; Limited Offset.  In the event of any
                    -----------------------------
termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of (i) any remuneration or other benefit attributable to any subsequent employment that he may obtain except as specifically provided in this Section 9 or (ii) any claims the Company, or its Affiliates, may have against the Executive. In the event that the Executive secures a damage recovery with respect to any tort or statutory claim against the Company relating to the termination of his employment, any portion of that recovery not relating to damages caused by breach by the Company of any of its contractual obligations to the Executive (including, but not limited to, breach by it of any contractual obligations under this Agreement) shall be offset, and thus reduced, by any payments previously made to the Executive pursuant to Sections 9(a)(ii), 9(b)(iii), 9(d)(ii), or 9(d)(iii).

               (j)  Unused Vacation.  Upon any termination of his employment,
                    ---------------
the Executive shall be entitled to a lump sum payment in respect of accrued but unused vacation days at his then current Base Salary rate.

               (k)  Nature of Payments.  Any amounts due under this Section 9
                    ------------------
are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

          10.  Change of Control.
               -----------------

               (a) If, in connection with or within two years following a Change in Control, the Executive's employment is terminated without Cause or there is a Constructive Termination Without Cause, the Executive shall be entitled to prompt receipt of all the payments and benefits provided in Section 9(d), except that, instead of the payment specified in Section 9(d)(ii), he shall receive an amount equaling 200% of the sum of (A) his annualized Base Salary on the termination date and (B) his on-plan target bonus award for the year in which he is terminated, disregarding in each case any reduction that is a basis for a Constructive Termination Without Cause and with the entire amount payable in a lump sum promptly upon termination.

               (b) Concurrent with any Change of Control, all of the Executive's stock options, stock and other equity-based awards shall become fully vested, fully exercisable, and fully nonforfeitable.

               (c) Anything in this Agreement to the contrary, if the aggregate of the amounts due the Executive under this Agreement and any other plan or program of the Company constitutes a "Parachute Payment," as such term is defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), and the amount of the Parachute Payment, reduced by all Federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount the Executive would receive, after taxes, if he were paid only three times his Base Amount as defined in Section 280G(b)(3) of the Code less $1.00, then the payments to be made to the Executive under this Agreement which are contingent on a Change in Control shall be reduced to an amount which, when added to the aggregate of all other payments to the Executive which are contingent on a Change in Control, will make the total amount of such payments equal to three times his Base amount less $1.00. The determinations to be made with respect to this paragraph shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of being requested to do so by the Company or the Executive. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Executive shall be responsible for payment of any excise tax imposed under Section

4999 of the Code on any Parachute Payment as described in this Section 10.

          11.  Noncompetition.
               --------------

               (a) For a period of 12 months following any termination of the Executive's employment, the Executive shall not, without the prior written consent of the Company, either as principal, manager, agent, consultant, officer, stockholder, partner, investor or employee or in any other capacity, carry on, be engaged in or have any ownership interest in, any Competing Enterprise. Notwithstanding the foregoing, (a) the Executive shall not be precluded from investing in any publicly held entity (provided that the Executive's beneficial ownership of any class of such entity's securities does not exceed 3% of the outstanding securities of such class); (b) it shall not be a breach of this Section 11 if the Executive is employed by a subsidiary or division of a Competing Enterprise (so long as such subsidiary or division is not itself a Competing Enterprise and the Executive has no duties or responsibilities in respect of the portion of the business of such Competing Enterprise that does compete with the Company); and (c) the Executive shall not be precluded from serving on the board of, or from owning securities of, any entity listed on Exhibit A. In this connection, the Executive acknowledges that this period of time and scope of business are reasonably necessary to protect the legitimate business interests of the Company.

               (b)  In the event that the Executive breaches the provisions of
Section 11(a),

                    (i) all ob ligations of the Company to make any payments under Sections 9(b)(iii), 9(d)(ii), 9(d)(iii) and 9(d)(viii) shall immediately terminate and the Executive shall promptly repay, net of all taxes paid or payable, any amounts he may have received under those Sections;

                    (ii) any portion of any stock option that became exercisable solely pursuant to Section 9(d)(iv)(B) shall be forfeited; and

                    (iii) in the event that the Executive shall already have exercised any portion of any stock option that became exercisable solely pursuant to Section 9(d)(iv)(B), he shall return the Stock of the Company that he acquired on exercise of such portion, or cash equal to the current market value (based on the closing price on the last trading day preceeding the date of return) of any such Stock not returned, less sufficient Stock of the Company and/or cash to make him whole (on an after-tax basis) for the cost of acquiring such Stock and for any taxes paid or payable in connection with (x) acquiring such Stock and (y) any subsequent sale or other disposition of any portion of such Stock occuring before the return of Stock and/or cash pursuant to this
Section 11(b)(iii).

               (c) There shall be no remedies for any breach of Section 11(a) by the Executive other than as set forth in Section 11(b).

          12.  Withholding.
               -----------

               All amounts required to be paid by the Company under this Agreement shall be subject to reduction in order to comply with applicable Federal, state and local tax withholding requirements.

          13.  Assignability; Binding Nature.
               -----------------------------

               This Agreement shall be binding upon and inure to the benefit of the Parties and their respective Successors and Assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee expressly assumes all the liabilities, obligations and duties of the Company, as contained in this Agreement. In connection with any transfer or assignment of its rights, duties, or obligations under this Agreement, the Company shall take whatever action it legally can to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. The Company shall, in any event, remain as unconditional guarantor of prompt payment and prompt satisfaction of all such liabilities, obligations and duties. No rights, obligations or duties of the Executive under this Agreement may be assigned or transferred, other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in
Section 19 below.

          14.  Representations.
               ---------------

               The Company represents and warrants that it is fully authorized and empowered by action of the Board to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any law, regulation or order or any agreement between it and any other Person. The Executive represents and warrants that he is not subject to any agreement or obligation that conflicts with or would be breached by the provisions of this Agreement.

          15.  Entire Agreement.
               ----------------

               This Agreement (which includes its six Exhibits) contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

          16.  Amendment or Waiver.
               -------------------

               No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in writing and signed by the waiving Party.

          17.  Severability.
               ------------

               In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

          18.  Survivorship.
                ------------

               Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party.

          19.  Beneficiaries/References.
               ------------------------

               The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death, by giving written notice to the Company. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          20.  Governing Law/Jurisdiction.
               --------------------------

               This Agreement shall be governed, construed, interpreted, performed and enforced in accordance with the laws of the State of California without reference to principles of conflict of laws.

          21.  Resolution of Disputes.
               ----------------------

               Any Claim arising out of or relating to this Agreement (or any amendment thereof) shall, at the election of either Party, be resolved by confidential arbitration, to be held in Sacramento County, California, in accordance with the

Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall explain the reasons and basis of his (their) award in detail and in writing, and judgment upon the award may be entered in any court having jurisdiction thereof. All costs and expenses relating to resolving any such Claim (including, without limitation, the attorneys' fees of both Parties), shall be borne by the Company unless the arbitrator(s) determine that the principal substantive positions advanced by the Executive lacked substantial merit, in which event each Party shall bear its own expenses. Pending the final and conclusive resolution of any such Claim, the Company shall continue prompt payment of all amounts due the Executive under this Agreement (or any amendment thereof) and prompt provision of all benefits to which the Executive or his Successors and Assigns are entitled.

          22.  Notices.
               -------

               Any notice, consent, demand, request, or other communication given to a Party in connection with this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the Party specified or (b), provided that reasonable steps are taken to assure that the communication is actually received by the Party specified, five business days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

If to the Company:
                      Access Health, Inc.
                      11020 White Rock Road
                      Rancho Cordova, CA 95670
                      attn: General Counsel

With a copy sent by the same means to:

                      Wilson Sonsini Goodrich & Rosati, PC
                      650 Page Mill Road
                      Palo Alto, CA 94304-1050
                      attn: Barry E. Taylor, Esq.

If to the Executive:

                      Thomas E. Gardner
                      3400 Adams Road
                      Sacramento, CA 95864

With copies sent by the same means to such person(s), at such address(es), as the Executive may from time to time give notice of:

          23.  Headings.
               --------

               The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          24.  Counterparts.
               ------------

               This Agreement may be executed in two or more counterparts.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                          ACCESS HEALTH, INC.



                          By: /s/ KENNETH B. PLUMLEE
                              ---------------------------------------
                              Kenneth B. Plumlee
                              Chairman of the Board


                              /s/ THOMAS E. GARDNER
                              ---------------------------------------
                              Thomas E. Gardner

                                   EXHIBIT A
                                   ---------

                           OUTSIDE BOARD MEMBERSHIPS
                           -------------------------



          InterGo Communications, Inc.
          Rx Remedy, Inc.

                                   EXHIBIT B
                                   ---------

                              ACCESS HEALTH, INC.

                            STOCK OPTION AGREEMENT


I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

     Thomas E. Gardner


     You have been granted an option to purchase Common Stock of Access Health, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions of this Option Agreement, as follows:

     Date of Grant                     May 30, 1996
                                       -------------------------

     Vesting Commencement Date         May 8, 1997
                                       -------------------------

     Exercise Price per Share          $    50.625
                                       -------------------------

     Total Number of Shares Granted    230,000
                                       -------------------------

     Total Exercise Price              $11,643,750
                                       -------------------------

     Type of Option:                   _____ Incentive Stock Option

                                         X   Nonstatutory Stock Option
                                       -----

     Term/Expiration Date              May 30, 2006
                                       -------------------------

     Vesting Schedule:
     ----------------

     This Option shall be exercisable cumulatively to the extent of one-fifth of the total number of shares subject to the Option on the Vesting Commencement Date set forth above and an additional one-fifth of the total shares subject to the Option at the end of each 12-month period thereafter.

     Notwithstanding the foregoing, in the event of (i) a reorganization or merger of the Company with or into any other corporation which will result in the Company's shareholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity; (ii) a sale of all or substantially all of the assets of the corporation which will result in the Company's shareholders immediately prior to such sale not holding, as a result of such sale, at least 5% of the voting power of the purchasing entity; or (iii) a transaction or series of related transactions which result in more than 50% of the voting power of the Company being controlled by a single holder, the Option shall become fully exercisable on the business day immediately preceding such reorganization, merger sale or transaction.

     Termination Period:
     ------------------

     This Option may be exercised to the extent exercisable on the date of termination for one (1) year after the date of termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in Sections 8 and 9 of this Agreement, but in no event later than the Term/Expiration Date as provided above.


II.  AGREEMENT
     ---------

     1.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees, which
               -------------
Committees shall be constituted to satisfy Applicable Laws.

          (b) "Applicable Laws" means the legal requirements relating to the
               ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.
               -----

          (d) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (e) "Committee"  means a Committee appointed by the Board.
               ---------

          (f) "Common Stock" means the Common Stock of the Company.
               ------------

          (g) "Consultant" means any person, including an advisor, engaged by
               ----------
the Company to render services and who is compensated for such services.

          (h) "Director" means a member of the Board.
               --------

          (i) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

          (j) "Employee" means any person employed by the Company.
               --------

          (k) "Fair Market Value" means, as of any date, the closing sales price
               -----------------
(or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

          (l) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (m) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

          (n) "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 11 of this Agreement.

     2.   Grant of Option.  The Administrator hereby grants to the Optionee
          ---------------
named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price").

     This Option is not intended to qualify as an Incentive Stock Option under
Section 422 of the Code.

     3.   Exercise of Option.
          ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Option Agreement and any employment agreement between Optionee and the Company.

          (b) Method of Exercise.  This Option is exercisable (in whole or in
              ------------------
part) by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may reasonably be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares. To the extent that Exercise Shares are not promptly issued to the Optionee upon any exercise of the Option, the Company shall make the Optionee whole for any resulting expense or loss of benefit.

     4.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash; or

          (b)  check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, may reasonably require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option and to the extent reasonably required by the Administrator, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     5.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution or by gratuitous transfers to immediate family members or to trusts for their benefit (collectively, "Permitted Transferees") and may be exercised during the lifetime of Optionee only by the Optionee or by his Permitted Transferees. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     6.   Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

     7.   Termination of Employment.  Upon termination of an Optionee's status
          -------------------------
as an Employee or Consultant (other than as a result of the Optionee's death or Disability), the Optionee may exercise his or her Option, but (except as otherwise provided in any written employment agreement between the Company and the Optionee) only within one (1) year of such date and only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in this Agreement). Except as otherwise provided in any written employment agreement between the Company and the Optionee, to the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. For purposes of this Section 7, an Optionee's change in status from: (i) Employee to Consultant, (ii) Consultant to Employee, or (iii)

Employee or Consultant to Officer shall not, unless otherwise reasonably determined by the Administrator, be considered a termination of status as an Employee or Consultant.

     8.   Disability of Optionee.  Upon termination of an Optionee's status as
          ----------------------
an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within one (1) year of such date and only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in this Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.   Death of Optionee.  In the event of an Optionee's death, the
          -----------------
Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option by bequest or inheritance may exercise the Option, but only within one (1) year of such date and only to the extent that the Optionee was entitled to exercise it at the date of death (and in no event later than the expiration of the term of such Option as set forth in this Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     10.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
----------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
stockholders of the Company, the number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to the effective date of such proposed transaction. The Administrator may declare that the Option shall terminate as of a date determined by the Administrator and give the Optionee the right to exercise his or her Option as to all or any part of the optioned stock, including Shares which would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, the Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

     11.  Tax Consequences.  Some of the federal and state tax consequences
          ----------------
relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercising the Nonqualified Stock Option ("NSO").  This Option
              ------------------------------------------------
does not qualify as an ISO. As a consequence, the optionee may incur regular federal income tax and state income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (b) Disposition of Shares.  If the Optionee holds NSO Shares for at
              ---------------------
least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     12. In the event of any inconsistency between the provisions of this Agreement and the provisions of any written employment agreement that the Company and Optionee may enter into, the provisions of the written employment agreement (to the extent more favorable to the Optionee) shall control.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and understands the Option Agreement.


OPTIONEE:                                         ACCESS HEALTH, INC.


                                                  By:
_________________________                            ___________________________
Signature

Thomas E. Gardner                                 Title:
-------------------------                               ________________________
Print Name

                                   EXHIBIT A
                                   ---------

                                EXERCISE NOTICE


Access Health, Inc.
11020 White Rock Road, Suite 100
Rancho Cordova, CA 95670

Attention:

     1.  Exercise of Option.  Effective as of today, __________, 199__, the
         ------------------
undersigned ("Purchaser") hereby elects to purchase __________ shares (the "Shares") of the Common Stock of Access Health, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated as of October 30, 1996 (the "Option Agreement"). The purchase price for the Shares shall be $32.25, as required by the Option Agreement.

     2.  Delivery of Payment.  Purchaser herewith delivers to the Company the
         -------------------
full purchase price for the Shares.

     3.  Representations of Purchaser.  Purchaser acknowledges that Purchaser
         ----------------------------
has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4.  Rights as Shareholder.  Subject to the terms and conditions of this
         ---------------------
Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

     5.  Tax Consultation.  Purchaser understands that Purchaser may suffer
         ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.  Entire Agreement; Governing Law.  The Option Agreement is incorporated
         -------------------------------
herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                                Accepted by:

PURCHASER:                                   ACCESS HEALTH, INC.


__________________________                   By:__________________________
Signature

Thomas E. Gardner                            Its:
--------------------------                       _________________________
Print Name


Address:                                     Address:
-------                                      -------

__________________________
                                             11020 White Rock Road, Suite 100
                                             Rancho Cordova, CA 95670

                                   EXHIBIT C
                                   ---------

                           1989 INCENTIVE STOCK PLAN

                             STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

                               Thomas E. Gardner

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                       _____

     Date of Grant                      November 18, 1996

     Vesting Commencement Date          May 8, 1997

     Exercise Price per Share           $34.625

     Total Number of Shares Granted     250,000

     Total Exercise Price               $8,656,250

     Type of Option:                     X   Incentive Stock Option (refer to
                                        ---
                                             Section 6(a)(ii))

                                         X   Nonstatutory Stock Option (refer to
                                        ---
                                             Section 6(a)(i))

     Term/Expiration Date               Tenth Anniversary of Grant Date


     Vesting Schedule:
     ----------------

     This Option shall be exercisable cumulatively to the extent of one-fifth of the total number of shares subject to the Option on the Vesting Commencement Date set forth above and an additional one fifth of the total shares subject to the Option at the end of each 12-month period thereafter.

Notwithstanding the foregoing, in the event of any "Change in Control," as that term is defined in the Employment Agreement entered into as of December 1, 1996, by the Company and the Optionee (the "Employment Agreement"), the Option shall become fully exercisable.

     Termination Period:
     ------------------

     This Option may be exercised for 30 days after termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan or the Employment Agreement, but in no event later than the Term/Expiration Date as provided on Page 1.


II.  AGREEMENT
     ---------

     1.   Grant of Option.  The Plan Administrator of the Company hereby grants
          ---------------
to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan and of the Employment Agreement, which are incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. In the event of any inconsistency between the provisions of this Option Agreement and the provisions of the Employment Agreement, the provisions of the Employment Agreement (to the extent more favorable to the Optionee) shall control. In the event of any inconsistency between the provisions of the Plan and the provisions of the Employment Agreement, the Plan shall be deemed amended to the extent necessary to conform the Plan to the provisions of the Employment Agreement, and the provisions of the Employment Agreement shall control.

          If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

     2.   Exercise of Option.
          ------------------

          (a)  Right to Exercise.  This Option is exercisable during its term in
               -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Employment Agreement, the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Employment Agreement, Plan and this Option Agreement.

          (b)  Method of Exercise.  This Option is exercisable (in whole or in
               ------------------
part) by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may reasonably be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares. To the extent that Exercise Shares are not promptly issued to the Optionee upon any exercise of the Option, the Company shall make the Optionee whole for any resulting expense or loss of benefit.

     3.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash; or

          (b)  check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option and to the extent reasonably required by the Administrator, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4.   Non-Transferability of Option.  This Option may not be transferred
          -----------------------------
in any manner otherwise than by will or by the laws of descent or distribution or by gratuitous transfers to immediate family members or to trusts for their benefit (collectively, "Permitted Transferees") and may be exercised during the lifetime of Optionee only by the Optionee or by his Permitted Transferees. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.   Term of Option.  This Option may be exercised only within the term
          --------------
set out in the Notice of Grant, and may be exercised during such term only in accordance with the Employment Agreement, the Plan and the terms of this Option Agreement.

     6.   Tax Consequences.  Some of the federal and state tax consequences
          ----------------
relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercising the Option.
               ---------------------

               (i)  Nonqualified Stock Option ("NSO").  If this Option does not
                    ---------------------------------
qualify as an ISO, the Optionee may incur regular federal income tax and state income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to the percentage of this compensation income at the time of exercise required by law. The portion of the Option which does not qualify as an ISO as provided in
Section 6(a)(ii) below shall be treated as an NSO. Accordingly, the Option is an NSO to the extent of 235,560 shares of which 47,112 shares shall vest annually pursuant to the Vesting Schedule.

               (ii) Incentive Stock Option ("ISO").  If this Option qualifies as
                    ------------------------------
an ISO, the Optionee will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. Part of the Option qualifies as an ISO to the extent of 14,440 shares of which 2,888 shares shall vest annually pursuant to the Vesting Schedule.

          (b)  Disposition of Shares.
               ---------------------

               (i)  NSO.  If the Optionee holds NSO Shares for at least one
                    ---
year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

               (ii) ISO.  If the Optionee holds ISO Shares for at least one year
                    ---
after exercise AND two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the LESSER OF (A) the difference between the FAIR MARKET VALUE OF THE SHARES ACQUIRED ON THE DATE OF EXERCISE and the aggregate Exercise Price, or (B) the difference between the SALE PRICE of such Shares and the aggregate Exercise Price.

          (c)  Notice of Disqualifying Disposition of ISO Shares. If the
               -------------------------------------------------
Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Employment Agreement, the Plan and this Option Agreement. Optionee has reviewed the Employment Agreement, the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and understands the Employment Agreement, the Plan and Option Agreement.

OPTIONEE:                                 ACCESS HEALTH, INC.


____________________________________      By:___________________________________
Signature


____________________________________      Title:________________________________
Print Name

                                   EXHIBIT A
                                   ---------

                         [LETTERHEAD OF ACCESS HEALTH]

                           1989 INCENTIVE STOCK PLAN

                                EXERCISE NOTICE


Access Health, Inc.
11020 White Rock Road, Suite 100
Rancho Cordova, CA 95670

Attention:  Secretary

     1.   Exercise of Option.  Effective as of today, ___________, 199__, the
          ------------------
undersigned ("Purchaser") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of Access Health, Inc. (the "Company") under and pursuant to the 1989 Incentive Stock Plan (the "Plan") and the Stock Option Agreement dated _____________ (the "Option Agreement"). The purchase price for
the Shares shall be   _____________$, as required by the Option Agreement.

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
full purchase price for the Shares.

     3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser
          ----------------------------
has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4.   Rights as Shareholder.  Subject to the terms and conditions of this
          ---------------------
Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

     5.   Tax Consultation.  Purchaser understands that Purchaser may suffer
          ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.   Entire Agreement; Governing Law.  The Plan and Option Agreement are
          -------------------------------
incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                             Accepted by:

PURCHASER:                                ACCESS HEALTH, INC.


____________________________________      By:___________________________________
Signature


____________________________________      Title:________________________________
Print Name

Address:                                  Address:
-------                                   -------

____________________________________      11020 White Rock Road, Suite 100
                                          Rancho Cordova, CA 95670

                                   EXHIBIT D
                                   ---------

                              ACCESS HEALTH, INC.

                          RESTRICTED STOCK AGREEMENT


     THIS AGREEMENT is made as of May 30, 1996, by and between Access Health, Inc., a Delaware corporation (the "Company"), and Thomas E. Gardner ("Gardner").

     WHEREAS, Gardner is joining the Company as an officer and director of the Company and Gardner's continued participation is considered by the Company to be important for the Company's continued growth; and

     WHEREAS, in order to award Gardner an equity interest in the Company as an incentive for Gardner to participate in the affairs of the Company, the Board of Directors of the Company has granted to Gardner a restricted stock award subject to the terms and conditions of this Restricted Stock Agreement (the "Agreement").

     THEREFORE, the parties agree as follows:

     1.   Grant of Stock Award.  The Company hereby grants a stock award to
          --------------------
Gardner and Gardner hereby accepts the stock award for 2,000 shares of the Company's Common Stock (the "Shares").

     2.   Forfeiture Option.  In the event Gardner's continuous status as an
          -----------------
employee terminates by voluntary resignation (other than in a "Constructive Termination Without Cause") or for "Cause" for any reason before all of the Shares are released from the Company's forfeiture option set forth in Section 3 below, the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) cause Gardner to forfeit that number of shares which constitute the Unreleased Shares (as defined in Section 3) by delivering written notice to Gardner or Gardner's executor. Upon delivery of such notice, the Company shall become the legal and beneficial owner of the Unreleased Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall cancel the number of Unreleased Shares being forfeited by Gardner.

     For purposes of this Agreement, "Cause" and "Constructive Termination Without Cause" shall be as defined in Gardner's then current employment agreement with the Company.

     3.   Release of Shares From Forfeiture Option.
          ----------------------------------------

          (a) One-half (1/2) of the Shares shall be released from the Company's forfeiture option on May 8, 1997 and the remaining one-half (1/2) of the shares shall be released on May 8, 1998, provided in each case that Gardner's continuous status as an employee has not terminated prior to the date of any such release either by reason of voluntary resignation or for Cause.

          (b) Notwithstanding the foregoing, in the event of (i) a reorganization or merger of the Company with or into any other corporation which will result in the Company's shareholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity; (ii) a sale of all or substantially all of the assets of the corporation which will result in the Company's shareholders immediately prior to such sale not holding, as a result of such sale, at least 5% of the voting power of the purchasing entity; or (iii) a transaction or series of related transactions which result in more than 50% of the voting power of the Company being controlled by a single holder, the Shares shall be released from the Company's forfeiture option.

          (c) Any of the Shares which have not yet been released from the Company's forfeiture option are referred to herein as "Unreleased Shares."

     4.   Restriction on Transfer.  Except for transfer of the Shares to the
          -----------------------
Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company's forfeiture option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution or by gratuitous transfers to immediate family members or to trusts for their benefit.

     5.   Legends.
          -------

          (a) Gardner understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A FORFEITURE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND FORFEITURE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

          (b)  Stop-Transfer Notices.  Gardner agrees that, in order to ensure
               ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)  Refusal to Transfer.  The Company shall not be required (i) to
               -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6.   Adjustment for Stock Split.  All references to the number of Shares
          --------------------------
and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

     7.   Gardner's Representations.  In connection with this Agreement, Gardner
          -------------------------
hereby represents and warrants to the Company as follows:

          (a)  Restricted Securities.  Gardner understands and acknowledges
               ---------------------
that:

               (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registra tion is available and the Company is under no obligation to register the Shares;

               (ii) the share certificates representing the Shares will be stamped with the legends specified in Section 6 hereof; and

               (iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

          (b)  Disposition under Rule 144.  Gardner understands that the Shares
               --------------------------
are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase and payment (the "Holding Period") of the Shares, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and
(iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

     8.   Tax Consequences.  Gardner has had the opportunity to review with his
          ----------------
own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Gardner is not relying on any statements or representations of the Company or any of its agents. Gardner understands that Gardner (and not the Company) shall be responsible for the his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Gardner understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to cause Gardner to forfeit the Shares pursuant to its forfeiture option. Gardner understands that Gardner may elect to be taxed at the time the Shares are awarded rather than when and as the Company's forfeiture option expires by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of the award.

     GARDNER ACKNOWLEDGES THAT IT IS GARDNER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF GARDNER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GARDNER'S BEHALF.

     9.   General Provisions.
          ------------------

          (a) In the event of any inconsistency between the provisions of this Option Agreement and the provisions of any written employment agreement that Gardner and the Company may enter into, the employment agreement provisions (to the extent more favorable to Gardner) shall control.

          (b) This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the award of Common Stock by the Company to Gardner.

          (c) Any notice, demand or request required or permitted to be given by either the Company or Gardner pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

          (d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Gardner under this Agreement may only be assigned with the prior written consent of the Company.

          (e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (f) Gardner agrees upon reasonable request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (g) GARDNER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN ANY WRITTEN EMPLOYMENT AGREEMENT GARDNER AND THE COMPANY MAY ENTER INTO, THE RELEASE OF SHARES FROM THE FORFEITURE OPTION OF THE COMPANY PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING AWARDED SHARES HEREUNDER). GARDNER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH GARDNER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GARDNER'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

     By his signature below, Gardner hereby accepts this Agreement subject to all of the terms and provisions contained herein. Gardner has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Gardner agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under this Agreement. Gardner further agrees to notify the Company upon any change in the residence set forth below.

GARDNER:                                     ACCESS HEALTH, INC.


_________________________________            By:________________________________
Thomas E. Gardner


_________________________________            Title:_____________________________
Address

                                   EXHIBIT E
                                   ---------

                              ACCESS HEALTH, INC.
                           INDEMNIFICATION AGREEMENT


          This INDEMNIFICATION AGREEMENT is made as of the 1st day of December, 1996 by and between Access Health, Inc., a Delaware corporation (the "Corporation"), and the individual whose name appears on the signature page hereof (such individual being referred to herein as the "Indemnified Representative" and, together with other persons who may execute similar agreements, as "Indemnified Representatives").

          WHEREAS, the Indemnified Representative currently is and will be in the future serving in one or more capacities as a director, officer, employee, or agent the Corporation or, at the request of the Corporation, as a director, officer, employee, agent fiduciary, or trustee of, or in a similar capacity for, another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, and in so doing is and will be performing a valuable service to or on behalf of the Corporation;

          WHEREAS, the Board of Directors of the Corporation has determined that, in order to attract and retain qualified individuals, the Corporation will attempt to maintain, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States based corporations and other business enterprises, the Corporation believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Corporation or business enterprise itself;

          WHEREAS, the Indemnified Representative is willing to continue to serve and to undertake additional duties and responsibilities for and on behalf of the Corporation on the condition that he or she be indemnified contractually by the Corporation; and

          WHEREAS, as an inducement to the Indemnified Representative to continue to serve the Corporation, and in consideration for such continued service, the Corporation has agreed to indemnify the Indemnified Representative upon the terms set forth herein.

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the Corporation and the Indemnified Representative agree as follows.

          1.   Agreement to Serve.  The Indemnified Representative agrees to
               ------------------
serve or continue to serve for or on behalf of the Corporation in each Official Capacity (as hereinafter defined) held now or in the future for so long as the Indemnified Representative is duly elected or appointed or until such time as the

Indemnified Representative tenders a resignation in writing. This Agreement shall not be deemed an employment contract between the Corporation or any of its subsidiaries and any Indemnified Representative who is an employee of the Corporation or any of its subsidiaries. The Indemnified Representative specifically acknowledges that the Indemnified Representative's employment with the Corporation or any of its subsidiaries, if any, is at will, and that the Indemnified Representative may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between the Indemnified Representative and the Corporation or any of its subsidiaries, other applicable formal severance policies duly adopted by the board of directors of the Indemnified Representative's employer, or, with respect to service as a director of the Corporation, by the Corporation's Certificate of Incorporation, by-laws, and the Delaware General Corporation Law. The foregoing notwithstanding, this Agreement shall continue in force after the Indemnified Representative has ceased to serve in any Official Capacity for or on behalf of the Corporation or any of its subsidiaries.

          2.   Indemnification.
               ---------------

               (a) Except as provided in Section 3 and 5 hereof, the Corporation shall indemnify the Indemnified Representative to the fullest extent permitted or authorized under the Corporation's certificate of incorporation, by-laws, or Board resolutions or, if greater, by applicable law, against any Liability (as hereinafter defined) incurred by or assessed against the Indemnified Representative in connection with any Proceeding (as hereinafter defined) in which the Indemnified Representative may be involved, as a party or otherwise, by reason of the fact that the Indemnified Representative is or was serving in any Official Capacity held now or in the future or that arises out of or relates to the Indemnified Representative's service in any Official Capacity, including, without limitation, any Liability resulting from actual or alleged breach or neglect of duty, error, misstatement, misleading statement, omission, negligence, act giving rise to strict or product liability, act giving rise to liability for environmental contamination, or other act or omission, whether occurring prior to or after the date of this Agreement. As used in this Agreement.

                    (1) "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damage, or expense of any nature (including attorneys' fees and expenses);

                    (2) "Proceeding" means any threatened, pending, or completed action, suit, appeal, arbitration, investigation, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders, or any other party; and

                    (3) "Official Capacity" means service to the Corporation as a director or officer or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary, or trustee of, or in a similar capacity for, another corporation, partnership, joint venture, trust, employee benefit plan (including a plan qualified under the Employee Retirement Income Security Act of 1974), or other entity.

               (b) Notwithstanding Section 2(a) hereof, except for a Proceeding brought pursuant to Section 5(d) of this Agreement, the Corporation shall not indemnify the Indemnified Representative under this Agreement for any Liability incurred in a Proceeding initiated by the Indemnified Representative (except with respect to Liabilities in connection with such a Proceeding that relate to counter-claims or other claims brought against the Indemnified Representative, or to claims for declaratory relief or to claims brought because of procedural rules encouraging joinder of claims) unless the Proceeding is authorized, either before or after commencement of the Proceeding, by the majority vote of a quorum of the Board of Directors of the Corporation.

               (c) If and to the extent the Corporation has a directors and officers liability insurance policy, the Corporation shall include the Indemnified Representative as a named insured under such policy during the period of the Indemnified Representative's employment by the Corporation and for two years thereafter.

          3.   Exclusions.
               ----------

               (a) The Corporation shall not be liable under this Agreement to make any payment in connection with any Liability incurred by the Indemnified
Representative:

                    (1) to the extent payment for such Liability is made to the Indemnified Representative under an insurance policy obtained by the Corporation;

                    (2) to the extent payment is made to the Indemnified Representative for such Liability by the Corporation under its Certification of Incorporation, by-laws, the Delaware General Corporation Law, or otherwise than pursuant to this Agreement;

                    (3) to the extent such Liability is determined in a final determination pursuant to Section 5(d) hereof to be based upon or attributable to the Indemnified Representative gaining any personal profit to which such Indemnified Representative was not legally entitled;

                    (4) for any claim by or on behalf of the Corporation for recovery of profits resulting from the purchase and sale or sale and purchase by such Indemnified Representative of equity securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

                    (5) directly attributable to the conduct of the Indemnified Representative that has been determined in a final determination pursuant to
Section 5(d) hereof to constitute bad faith or active and deliberate dishonesty, in either such case material to the cause of action or claim at issue in the Proceeding, or

                    (6) to the extent such indemnification has been determined in a final determination pursuant to Section 5(d) hereof to be unlawful.

               (b) Any act, omission, liability, knowledge, or other fact of or relating to any other person, including any other person who is also an Indemnified Representative, shall not be imputed to the Indemnified Representative for the purposes of determining the applicability of any exclusion set forth herein.

               (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnified Representative is not entitled to indemnification under this Agreement.

          4.   Advancement of Expenses.  Notwithstanding any other provision of
               -----------------------
this Agreement, the Corporation shall pay any Liability in the nature of an expense (including attorneys' fees and expenses) incurred in good faith by the Indemnified Representative in connection with any Proceeding within thirty (30) days of receipt of a demand for payment by the Indemnified Representative; provided, however, that the Indemnified Representative shall repay such amount if it shall ultimately be determined, pursuant to Section 5(d) hereof, that the Indemnified Representative is not entitled to be indemnified by the Corporation pursuant to this Agreement. The financial ability of the Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance.

          5.   Indemnification Procedure.
               -------------------------

               (a) The Indemnified Representative shall use his best reasonable efforts to notify promptly the Secretary of the Corporation of the commencement of any Proceeding or the occurrence of any event which might give rise to a Liability under this Agreement, but the failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnified Representative under this Agreement or otherwise.

               (b) The Corporation shall be entitled, upon notice to the Indemnified Representative, to assume the defense of any Proceeding with counsel reasonably satisfactory to the Indemnified Representative involved in such Proceeding or, if there be more than one (1) Indemnified Representatives involved in such Proceeding, to a majority of the Indemnified Representatives involved in such Proceeding. If, in accordance with the foregoing, the Corporation defends the Proceeding, the Corporation shall not be liable for the expenses (including attorneys' fees and expenses) of the Indemnified Representative incurred in connection with the defense of such Proceeding subsequent to the required notice, unless (i) such expenses (including attorneys' fees) have been authorized by the Corporation or (ii) the Corporation shall not in fact have employed counsel reasonably satisfactory to such Indemnified Representative, or to the majority of Indemnified Representative if more than one (1) is involved, to assume the defense of such Proceeding or (iii) counsel for the Indemnified Representative shall have provided a written legal opinion that there may be a conflict of interest between such Indemnified Representative and other persons represented by legal counsel selected by the Corporation, in any of which events the Indemnified Representative shall be entitled to have the expenses of separate legal counsel paid by the Corporation. The foregoing notwithstanding, the Indemnified Representative may elect to retain counsel at the Indemnified Representative's own cost and expense to participate in the defense of such Proceeding.

               (c) The Corporation shall not be required to obtain the consent of the Indemnified Representative to the settlement of any Proceeding which the Corporation has undertaken to defend if the Corporation assumes full and sole responsibility for such settlement and the settlement grants the Indemnified Representative a complete and unqualified release in respect of the potential Liability. The Corporation shall not be liable for any amount paid by an Indemnified Representative in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld.

               (d) Except as set forth herein, any dispute concerning the right to indemnification or advancement of expenses under this Agreement and any other dispute arising hereunder, including but not limited to matters of validity, interpretation, application, and enforcement, shall be determined in accordance with the provisions of Section 21 of the Employment Agreement between the Indemnified Representative and the Corporation entered into as of December 1, 1996.

               (e) Upon a payment under this Agreement to the Indemnified Representative with respect to any Liability, the Corporation shall be subjugated to the extent of such payment to all of the rights of the Indemnified Representative to recover against any person with respect to such Liability, and the Indemnified Representative shall execute all documents and instruments reasonably required and shall take such other reasonable actions (at the Corporations's expense) as may reasonably be necessary to secure such rights including the execution of such documents as may reasonably be necessary for the Corporation to bring suit to enforce such rights.

          6.   Contribution.  If the indemnification provided for in this
               ------------
Agreement is unavailable for any reason to hold harmless an Indemnified Representative in respect of any Liability or portion thereof the Corporation shall contribute to such Liability or portion thereof in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Indemnified Representative from the transaction giving rise to the Liability.

          7.   Non-Exclusivity.  The rights granted to the Indemnified
               ---------------
Representative pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Representative may be entitled under statute, the provisions of any certificate of incorporation, by-laws, or agreement, a vote of stockholders or directors, or otherwise, both as to action in an Official Capacity and in any other capacity.

          8.   Reliance on Provisions.  The Indemnified Representative shall be
               ----------------------
deemed to be acting in any Official Capacity in reliance upon the rights of indemnification provided by this Agreement and the indemnification provisions of the Corporation's Certificate of Incorporation and by-laws.

          9.   Severability and Reformation.  Any provision of this Agreement
               ----------------------------
which is determined to be invalid or unenforceable in any jurisdiction or under any circumstances shall be ineffective only to the extent of such invalidity or unenforceability and shall be deemed reformed to the extent necessary to conform to the applicable law of such jurisdiction and still give maximum effect to the intent of the parties hereto, which is to provide full and complete indemnification and advancement protection to the Indemnified Representative. Any such determination shall not invalidate or render unenforceable the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

          10.  Notices.  Any notice, claim, request, or demand required or
               -------
permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or by registered or certified mail, first class, postage prepaid: (i) if to the Corporation to Access Health, Inc., at its principal executive offices, Attention: Secretary, or (ii) if to any Indemnified Representative, to the address of such Indemnified Representative listed on the signature page hereof, or to such other address as any party hereto shall have specified in a notice duly given in accordance with this
Section 10, provided that reasonable steps are taken to assure that the notice is actually received by the Person to be notified.

          11.  Amendments:  Binding Effect.  No amendment, modification,
               ---------------------------
termination, or cancellation of this Agreement shall be effective as to the Indemnified Representative unless signed in writing by the Corporation and the Indemnified Representative. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Indemnified Representative's heirs, executors, administrators, and personal representatives.

          12.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

(Corporate Seal)                        ACCESS HEALTH, INC.

                                        ________________________________________


                                        INDEMNIFIED REPRESENTATIVE

                                        ________________________________________
                                        Name
                                        Address
                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                   EXHIBIT F
                                   ---------

                 PROPRIETARY INFORMATION AND BUSINESS AGREEMENT


     The following confirms an agreement between Access Health, a Delaware corporation (the "Company") and me, which is a material part of the consideration for my employment by the Company:

     1. I understand that the Company possesses Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that is non-public and that was developed, created, or discovered by the Company, or which became known by, or was conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, non-public software programs and subroutines, source and object code, trade secrets, ideas, techniques, business and product development plans, and other information concerning the Company's actual or anticipated business, research or development or which is received in confidence by or for the Company from any other person. For purposes of this Agreement the term "non-public" shall mean not generally known or available to the public or to members of the industry in which the Company competes, other than as a result of a breach of this Agreement by me. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

     2. In consideration of my employment by the Company, and the compensation received by me from the Company from time to time, I hereby agree as follows:

          (a) All Proprietary Information and all patents, copyrights and other rights in connection therewith shall be the sole property of the Company. I hereby assign to the Company all rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

          (b) I agree that the assignment set forth in sub-paragraph (a) above shall not extend to inventions, the assignment of which is prohibited by Labor Code Section 2870, a copy of which is attached.

          (c) In the event of the termination of my employment by me or by the Company for any reason, I agree to return all Company documents, records, apparatus, equipment and other physical property, or any reproduction of such property, whether or not pertaining to Proprietary Information, to the Company promptly as and when requested by the Company.

          (d) During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and termination of Company personnel.

          (e) I agree that during my employment with the Company, I will not provide consulting services to or become an employee of any customer of the Company and I will not provide consulting services or become an employee of any other firm or person engaged in a business in any way competitive with the Company, or involved in the design, development or marketing of software products, without first informing the Company of the existence of such proposed relationship and obtaining the Company's prior written consent.

          (f) I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence Proprietary Information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral, in conflict herewith.

     3. I hereby give my consent to reproduce, publish, distribute, circulate, or otherwise use the photographs containing a likeness of me and to identify same and use my name in any promotional advertising published on behalf of Access Health and its products. I further agree and consent to any alterations or retouching of the photograph used as aforesaid.

     This consent shall be valid until revoked by me in writing. I further waive any right to inspect or approve the finished product or the advertising copy that may be used in connection therewith or the use to which it may be applied.

     4. I agree that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause, in accordance with the terms of my Employment Agreement entered into as of December 1, 1996.

     5. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6. This Agreement shall be effective as of the first day of my employment with the Company and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

     7. This Agreement can only be modified by a subsequent written agreement executed by me and a representative of the Company with apparent authority.



                                                  Date ________________________

_______________________________________
Employee Signature

Accepted and Agreed to:
ACCESS HEALTH, INC.


_______________________________________

                                      -3-